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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 24, 2002

WASHINGTON GROUP INTERNATIONAL, INC.

Commission File Number 1-12054

A Delaware corporation

IRS Employer Identification No. 33-0565601

720 PARK BOULEVARD, BOISE, IDAHO 83729

208/386-5000

        The Registrant hereby amends the date of the announcement of the appointment of Messrs. Zarges and Pardi, as reported on Form 8-K dated October 24, 2002, as follows:

Item 5. Other Material Important Events.

        On October 24, 2002, the Company announced that Thomas H. Zarges has been named Chief Operating Officer following the retirement from full-time service of Charles R. Oliver, who will continue to serve the Company in a consulting capacity. The Company also announced that Louis E. Pardi has been named president of the Company's Power Business Unit. (See the attached press release dated October 24, 2002, filed as Exhibit 99.1 hereto and incorporated herein by this reference.)

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.
October 25, 2002	By:	/s/ CRAIG G. TAYLOR Craig G. Taylor Secretary

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  Item 5. Other Material Important Events.
Signature